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As filed with the Securities and Exchange Commission on June 27, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BIOSITE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0288606 (I.R.S. Employer Identification Number)
11030 Roselle Street San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN OF BIOSITE INCORPORATED
BIOSITE INCORPORATED AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Copies to:
Kim D. Blickenstaff
President and Chief Executive Officer
Biosite Incorporated
11030 Roselle Street
San Diego, California 92121
(858) 455-4808
(Name, address and telephone number, including area code, of agent for service)	Frederick T. Muto, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-1909 (858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	196,050 shares(2)	$43.47(4)	$8,522,294(4)	$690

Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	375,000 shares(2)	$47.66(4)	$17,872,500(4)	$1,446

Common Stock, $.01 par value, including related Series A Participating Preferred Stock Purchase Rights	378,950 shares(3)	$44.02(5)	$16,681,379(5)	$1,350

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers any additional shares of Registrant's Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Represents shares reserved for issuance under stock options granted under the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated.

(3)
Represents 128,950 shares reserved for issuance for future grants under the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated and 250,000 shares reserved for issuance for future grants under the Biosite Incorporated Amended and Restated Employee Stock Purchase Plan.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933. The price per share and aggregate offering price are based upon the actual exercise price for the stock options.

(5)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on June 24, 2003, as reported on the Nasdaq National Market.

        This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

        With respect to the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated:

        Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission (the "SEC") on May 9, 1997 (File No. 333-26763), July 23, 1998 (File No. 333-59705), July 21, 1999 (File No. 333-83429), June 22, 2001 (File No. 333-63684) and June 26, 2002 (File No. 333-91200) are incorporated by reference in this Registration Statement.

        With respect to the Biosite Incorporated Amended and Restated Employee Stock Purchase Plan:

        Registrant's Form S-8 Registration Statements filed with the SEC on February 11, 1997 (File No. 333-21537), July 23, 1998 (File No. 333-59701) and June 22, 2001 (File No. 333-63682) are incorporated by reference in this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 26, 2003.

BIOSITE INCORPORATED
By
/s/ KIM D. BLICKENSTAFF Kim D. Blickenstaff President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim D. Blickenstaff and Christopher J. Twomey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ KIM D. BLICKENSTAFF Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2003
/s/ CHRISTOPHER J. TWOMEY Christopher J. Twomey	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2003
/s/ TIMOTHY J. WOLLAEGER Timothy J. Wollaeger	Chairman of the Board of Directors	June 26, 2003
/s/ KENNETH F. BUECHLER, PH.D. Kenneth F. Buechler, Ph.D.	Director	June 26, 2003
/s/ ANTHONY DEMARIA, M.D. Anthony DeMaria, M.D.	Director	June 26, 2003
/s/ HOWARD E. GREENE, JR. Howard E. Greene, Jr.	Director	June 26, 2003
/s/ LONNIE M. SMITH Lonnie M. Smith	Director	June 26, 2003

EXHIBITS

Exhibit Number	Exhibit
4.1(1)	Specimen Common Stock Certificate with rights legend.
5.1	Opinion of Cooley Godward LLP.
10.1	Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated. Reference is made to Exhibit 10.1.
10.2(2)	Biosite Incorporated Amended and Restated Employee Stock Purchase Plan.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 5.

(1)
Incorporated by reference to the exhibit of the same number to Registrant's Registration Statement on Form S-1 (File No. 333-17657).

(2)
Incorporated by reference to Exhibit C to the Registrant's Definitive Proxy Statement filed on April 30, 2003.

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
SIGNATURES
POWER OF ATTORNEY
EXHIBITS